UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, the Board of Directors (the “Board”) of the Company awarded Steven A. Shallcross, the Company’s Chief Executive Officer and Chief Financial Officer: (i) a cash bonus equal to $385,000, and (ii) an option to purchase 475,000 shares of the Company’s common stock (the “Common Stock”). The stock option granted to Mr. Shallcross has an exercise price of $0.58 per share, which was the closing price of the Common Stock on the date of the grant (December 15, 2022), vest pro rata, on a monthly basis, over 36 consecutive months and expires seven (7) years from the date of the grant, unless terminated earlier. The stock option was granted pursuant to the Company’s 2020 Stock Incentive Plan, and the Company’s effective registration statement on Form S-8 for the 2020 Stock Incentive Plan.

In addition, on December 15, 2022, the Company entered into an Amendment to Mr. Shallcross’s Employment Agreement to increase his base salary to $614,250.

On December 15, 2022, the Board also awarded Francis Tufaro, the Company’s Chief Operating Officer: (i) a cash bonus equal to approximately 40% of his current base salary, and (ii) an option to purchase 100,000 shares of the Company’s Common Stock. The stock option granted to Mr. Tufaro has an exercise price of $0.58 per share, which was the closing price of the Common Stock on the date of the grant (December 15, 2022), vest pro rata, on a monthly basis, over 36 consecutive months and expires seven (7) years from the date of the grant, unless terminated earlier. The stock option was granted pursuant to the Company’s 2020 Stock Incentive Plan, and the Company’s effective registration statement on Form S-8 for the 2020 Stock Incentive Plan.

In addition, on December 15, 2022, the Company entered into an Amendment to Mr. Tufaro’s Employment Agreement to increase his base salary to $393,750.

On December 15, 2022, the Board also awarded each non-executive director an option to purchase 100,000 shares of the Company’s Common Stock. The stock option granted to Mr. Tufaro has an exercise price of $0.58 per share, which was the closing price of the Common Stock on the date of the grant (December 15, 2022), vest pro rata, on a monthly basis, over 12 consecutive months and expires seven (7) years from the date of the grant, unless terminated earlier. The stock option was granted pursuant to the Company’s 2020 Stock Incentive Plan, and the Company’s effective registration statement on Form S-8 for the 2020 Stock Incentive Plan.

The information contained in this Item 5.02 regarding the Amendment to Mr. Shallcross’s Employment Agreement and the Amendment to Mr. Tufaro’s Employment Agreement is qualified in its entirety by a copy of the Amendments to Employment Agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement between Theriva Biologics, Inc. and Steven A. Shallcross, dated as of December 15, 2022

10.2	Amendment No. 1 to Employment Agreement between Theriva Biologics, Inc. and Francis Tufaro, dated as of December 15, 2022

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2022	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer